2007 Ermapao Products Retail Agreement

Agreement number: 2007022

Party A: Songyuan City Ermapao Green Rice Limited
Party B: Changchun City Huaxing Foods Limited

      This agreement is to outline the rights and responsibilities of both parties, the contents are as below.

                         1. Authorized Distribution Area

1.1

B will be A's Retailer in the Changchun region for A's products. B's authorized area to sell A's products is Changchun region. Agreement begins on August 29th 2007 to August 30th 2010.

1.2

B will be selling A's Ermapao series products. Product packaging and price are in the following table.

--------------------------------------------------------------------------------
   Product                Packaging            Unit Price tax included (Yuan/KG)
--------------------------------------------------------------------------------
                          25 KG/Bag                           3.60
                          10KG/ Bag                           3.90
  Green Rice               5KG/Bag                            4.10
                           10KG/Box                           8.40
                           8KG/Box                            6.80
                          7.5KG/Box                           9.90
--------------------------------------------------------------------------------
 Organic Rice              5KG/Box                           14.80
                          7.5KG/Box                          14.80
--------------------------------------------------------------------------------

o     Unit Price does not include transportation fees

1.3

B must establish maintain a distribution point in the Changchun for Ermapao products, and accept A's market

                       2. B's Rights and Responsibilities

2.1

B will be A's retailer of Ermapao products in the area mentioned in this agreement, A will guarantee the right's of B as its retailer and the price of the purchased products will remain consistent.

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2.2

A will provide be all necessary training and information services at no charge.

2.3

B will officially be A's authorized retailer once agreement is signed.

2.4

B is only authorized to sell Ermapao products in the designated area, B will not be allowed to distribute Ermapao products to other regions.

2.5

If the market dictates the Price of Ermapao products and thus creates changes in the selling price of the products, B will have to sell the products within reasonable market price. If B does not comply with the selling price, A will issue a warning and B should immediately make a price adjustment. If the same conflict occurs again, A will stop all distribution activities with B and the agreement will be terminated.

2.6

B will have to maintain the image of Ermapao products and keep them clean and visible at all time when selling them.

                       3. A's Rights and Responsibilities

3.1

A has the right to adjust its selling price to B if there is a change of price in raw material.

3.2

During the period of agreement, A has the rights to monitor B's selling center and operations related to Ermapao products, B has to comply with A's reasonable suggestions and corrections.

3.3

A have the rights to give B a sales plan according to market change and time, A is also responsible to protect B's rights as A's retailer in the region stated in the agreement.

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3.4

A will be responsible to provide B with marketing plans and retailer design marketing plans.

                      4. Product Supply and Payment Details

4.1

A will distribute Ermapao products to B according an assessment of the actual sales ability of B before distributing any products to B according to B's orders.

4.2

Transportation fees will be paid by B.

4.3

B will not have to make an immediate payment to A when receiving products from
A. B will have to clear all outstanding invoices for previous shipments before or on the day of receiving the new products.

4.4

B will have to pay off all payments once the agreement is terminated.

                          5. Product Quality Guarantee

5.1

A will provide B with products that meet quality standard criteria. These standards should meet national and industry standards, if not, it must meet business standards.

5.2

B is prohibited to alter any of A's product contents. If such an instance occurs, A will have the right to have B take on all responsibilities.

5.3

B will be responsible to give directions to customers on how to use A's products. If a problem arises and the reason is because of the quality of the product itself, A will have to be responsible for all damages. If the consumer is at fault in the process of using A's products, A will not be responsible.

5.4

If consumers have any conflicts with A and B regarding product quality, the problem will be given to the national level quality control department for further investigation.

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                            6. Retailer Sales Details

6.1

B guarantees to reach 40 million Yuan in sales from September 1st 2007 to December 31st 2007. If B does not reach the guarantee sales with an average of 7 million Yuan for 3 months consecutively, A has the right to cancel B rights' as retailer. If sales reach the target number, B will be rewarded with a 0.2% of the sales revenue as bonus. B will have to pay a 0.1% penalty fee if they do not reach the sales target.

                           7. Product Return Policies

7.1

If A is to find issues with the quality of their products, B will have to return all questionable products to A with a month starting from the day B received the notice. A will have to pay all transportation costs. Any products past the due date will not be accepted by A and B will have to incur all losses.

7.2

If the return products are not quality related, B will have to return the products three months before the quality expiration date. The amount of returned products cannot be more than 10% of recent shipment of products from A. B will have to pay for all transportation fees for returned goods (unless A made a shipment mistake initially).

7.3

When B is requesting to return orders, B will have to provide A with a return order stating why the products are top be returned, which products, quantity, size (packaging), and shipment number. A will asses fees associated with the returns. If B complies, B can then return the products. All quantity of returned products will be based on what A has physically received.

7.4

If B does not provide a written request for product returns, A will not be accepting any returns from B

                         8. Cross Region Sales Policies

8.1

If B is to sell Ermapao products outside if its designated region, the matter will be further investigated, If B is to be found guilty of selling outside of designated region, A will stop the process of shipments of products to B

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8.2

B will have to give A a written agreement guaranteeing that cross region sales will never happen again. After a resolution of the problem, B will then continue on with shipments of products to A.

8.3

If b does not comply with the Cross region sales policies, or if the problem persists, A have the rights to terminate the contract and B will have to pay A all losses.

                              9. Breach of Contract

Breach of a contract may terminate the obligations of the contract. Either one party or both parties have failed to perform an obligation as expected under the contract. A breach may occur when a party

o     Refuses to perform the contract
o     Does something that the contract prohibits, or
o     Prevents the other party from performing its obligations
o     Party B can not perform the targeted goal stated in the contract
o     Party B can not pay payment on time

9.1

If Party B breaches the contract, notice of the termination of a contract may be given according to the terms of the contract. In 30 days, Party shall return all products and marketing materials as well as accounts receivable and overdue. Party B will be solely responsible for shipping and handling fees for return products and marketing materials. Over 30 days of notice period, if the accounts receivable and overdue have not been paid in full, Party B will be charged 3% of overdue daily.

                                    10. other

10.1

This agreement will be effective once signed by both parties; both parties will receive a copy of the contact. Should any conflicts arise which cannot be resolved by the contract, the case will be taken to the local court where A is situated.

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
A:                                                      B:

Name: Songyuan City Ermapao Green Rice Limited          Name: Changchun City Huaxing Foods Limited

Representative: Huizhi Xiao                             Representative: Dong Wu
Date: August 29th 2007                                  Date: August 29th 2007

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